Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS


To the Board of Directors of
International Trust and Financial Systems, Inc.


We consent to the use, in the Registration Statement of International Trust and Financial Systems, Inc. on Form S-8 relating to the registration of 6,000,000 common shares to be issued pursuant to the Employee Stock Incentive Plan for the Year 2004 and 2,000,000 common shares to be issued pursuant to the Non-Employee Directors and Consultants Retainer Stock Plan for the Year 2004 for International Trust and Financial Systems, Inc., of our Auditors' Report, dated June 27, 2003, on the consolidated balance sheets of International Trust and Financial Systems, Inc. as at December 31, 2002 and 2001, and the related consolidated statements of operations and deficit accumulated during the development stage, cash flows, and stockholders' equity (deficit) for the years ended December 31, 2002 and 2001, and for the period from inception, October 12, 2000, to December 31, 2002.



/s/ Randy Simpson CPA PC
-------------------------------
Randy Simpson CPA PC
March 5, 2004



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